EXHIBIT 32

In connection with the quarterly report of Alveron Energy Corp., (the “Company”) on Form 10-Q for the quarter ended April 30, 2012 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Michael Scott, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

June 26, 2012	/s/ Michael Scott
Michael Scott,
Principal Executive and Financial Officer